As filed with the Securities and Exchange Commission on November 1, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mitek Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-0418827
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 B. Street, Suite 100
San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

Mitek Systems, Inc. Amended and Restated 2020 Incentive Plan
(Full title of the plan)

Jason L. Gray
Chief Legal Officer
Mitek Systems, Inc.
600 B Street, Suite 100
San Diego, California 92101
(Name and address of agent for service)

(619) 269-6800
(Telephone number, including area code, of agent for service)

Copy to:
Elizabeth A. Razzano, Esq.
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, California 94304
(650) 320-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES
EXPLANATORY NOTE
Mitek Systems, Inc. (the “Registrant”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 5,108,000 additional shares of common stock, par value $0.001 per share (“Common Stock”) of the Registrant issuable pursuant to the Mitek Systems, Inc. Amended and Restated 2020 Incentive Plan (as amended and restated, the “2020 Plan”).
The Registrant’s stockholders initially approved the 2020 Plan, including the 4,500,000 shares of Common Stock initially available for issuance pursuant thereto, on March 4, 2020. On October 2, 2023, the Registrant’s stockholders approved the amendment and restatement of the 2020 Plan solely to increase the maximum number of shares of Common Stock available for grant thereunder by 5,108,000 shares of Common Stock to an aggregate of 9,608,000 shares of Common Stock.
Pursuant to the Registration Statement on Form S-8 (File No. 333-237442) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on March 27, 2020 (the “Prior Registration Statement”), the Registrant previously registered, among other shares, an aggregate of 4,500,000 shares of Common Stock under the 2020 Plan.
In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended September 30, 2022, filed with the Commission on July 31, 2023;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed with the Commission on September 6, 2023;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on September 29, 2023;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Commission on October 26, 2023;

(e)
The Registrant’s Current Reports on Form 8-K filed with the Commission on October 27, 2022, December 20, 2022, January 9, 2023, January 17, 2023, January 30, 2023, February 22, 2023, March 15, 2023, April 28, 2023, May 8, 2023 (other than information furnished under Item 2.02), May 12, 2023, June 13, 2023 (other than information furnished under Items 2.02 and 7.01 and Exhibit 99.1 thereto), July 5, 2023, August 16, 2023, August 18, 2023, October 3, 2023, October 13, 2023, and October 26, 2023 (other than any information furnished under Item 2.02);

(f)	The Registrant’s Amendment No. 1 to Current Report on Form 8-K filed with the Commission on August 17, 2023; and

(g)
The description of the Registrant’s Common Stock set forth in the Registration Statement on Form 8-A filed with the Commission on July 12, 2011 (File No. 001-35231) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including the description of the Registrant’s Common Stock included as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2020, filed with the Commission on December 7, 2020.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Mitek Systems, Inc.
600 B Street, Suite 100
San Diego, CA 92101
(619) 269-6800
Attn: Chief Legal Officer

ITEM 8. EXHIBITS.

Exhibit Number	Description

3.1
Restated Certificate of Incorporation of Mitek Systems, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2014 filed by the Registrant on December 5, 2014).

3.2
Certificate of Amendment of Restated Certificate of Incorporation of Mitek Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on March 8, 2022).

3.3	Second Amended and Restated Bylaws of Mitek Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on November 10, 2014).

3.4	Certificate of Designation of Series B Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on October 23, 2018).

5.1*	Opinion of Paul Hastings LLP.

10.1
Mitek Systems, Inc. Amended and Restated 2020 Incentive Plan and the forms of agreement related thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on October 3, 2023).

23.1*	Consent of BDO USA, P.C.

23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney is contained on the signature page.

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, State of California, on November 1, 2023.

Mitek Systems, Inc.

By:	/s/ Scipio Maximus Carnecchia
Name:	Scipio Maximus Carnecchia
Title:	Chief Executive Officer
POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Scipio Maximus Carnecchia, Fuad Ahmad and Jason Gray, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Scipio Maximus Carnecchia	Chief Executive Officer and Director	November 1, 2023
Scipio Maximus Carnecchia	(Principal Executive Officer)

/s/ Fuad Ahmad	Interim Chief Financial Officer	November 1, 2023
Fuad Ahmad	(Interim Principal Accounting and Financial Officer)

/s/ Scott Carter	Executive Chair of the Board of Directors	November 1, 2023
Scott Carter

/s/ Rahul Gupta	Director	November 1, 2023
Rahul Gupta

/s/ James C. Hale	Director	November 1, 2023
James C. Hale

/s/ Susan J. Repo	Director	November 1, 2023
Susan J. Repo

/s/ Kimberly S. Stevenson	Lead Independent Director	November 1, 2023
Kimberly S. Stevenson

/s/ Donna Wells	Director	November 1, 2023
Donna Wells